Exhibit 99.7

May 1, 2002

Capital Automotive L.P.
1420 Spring Hill Road
Suite 525
McLean, VA 22102
Attention: Treasurer and General Counsel

Re: First Amendment (“First Amendment”) to the Capital Automotive L.P. Revolving Credit and Term Loan Agreement dated as of March 29, 2002, by and among the financial institutions from time to time signatory thereto (each a “Lender”, and collectively the “Lenders”), Comerica Bank, as Agent for the Lenders (in such capacity, “Agent”), Capital Automotive L.P. (“Company”) and the Co-Borrowers from time to time signatory thereto (collectively with the Company, the “Borrowers”) (as amended, the “Credit Agreement”)

Ladies and Gentlemen:

     Reference is made to the Credit Agreement. Except as specifically defined to the contrary herein, capitalized terms used in this First Amendment shall have the meanings given them in the Credit Agreement.

     Based upon the Agent’s receipt of the approval of the requisite Lenders (in the form attached to this First Amendment) and subject to the terms and conditions set forth in this First Amendment, the Agent hereby confirms the agreement by the requisite Lenders to amend Section 5.11 of the Credit Agreement by deleting the words “May 1, 2002” and substituting the words “June 1, 2002” therefor.

     Except as set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, the Notes or any other Loan Document and shall not be deemed to be a waiver of or consent to any other matter.

     By signing and returning a counterpart of this First Amendment to the Agent, Company acknowledges its acceptance of the terms of this First Amendment. This First Amendment shall not become effective unless and until countersigned by the Company and returned to the Agent. Upon receipt of the requisite signatures and satisfaction of the terms and conditions set forth herein, this First Amendment shall be deemed to be effective as of May 1, 2002.

Very truly yours,

COMERICA BANK, as Agent

By: /s/ Anthony J. Mrocko Its: Vice President

ACKNOWLEDGMENTS

Acknowledged and agreed:	BORROWER:

CAPITAL AUTOMOTIVE L.P.

By: Capital Automotive REIT Its: General Partner

By: /s/ Peter C. Staaf

Its: Senior Vice President and Treasurer

Dated as of May 1, 2002

Approval of First Amendment and Authorization

     The undersigned Lender hereby confirms its approval of the attached First Amendment on the terms and conditions set forth therein and its authorization to the Agent to issue the First Amendment to the Company.

Comerica Bank

By: /s/ Anthony J. Mrocko
Vice President

Date: May 7 , 2002

Bank One, N.A.

By: /s/ Peter J. Valore

Date: May 6, 2002

Bank of America, N.A.

By: /s/ M. Patricia Kay
Senior Vice President

Date: May 6, 2002

Branch Banking and Trust Company

By: /s/ Christopher E. Verwoerdt

Date: May 1, 2002

Toyota Motor Credit Corporation

By: /s/ David E. Pelliccioni
Vice President

Date: June 6, 2002

ACKNOWLEDGMENT OF GUARANTOR

     The undersigned, being an authorized officer of Capital Automotive REIT (the “Guarantor”) hereby acknowledges that (a) the Guarantor executed a Guaranty dated as of March 29, 2002 (the “Guaranty”) pursuant to which such Guarantor guaranteed the obligations of the Borrowers under that certain Capital Automotive L.P. Revolving Credit and Term Loan Agreement dated as of March 29, 2002, as amended (as amended, the “Credit Agreement”) by and among the Company, the Co-Borrowers from time to time signatory thereto (collectively with the Company, the “Borrowers”), certain financial institutions (the “Lenders”) and Comerica Bank as agent for the Lenders (the “Agent”) and (b) the Borrowers, the Lenders and the Agent have executed the First Amendment to the Credit Agreement dated as of date hereof (the “First Amendment”). The undersigned hereby ratifies and confirms its obligations under the Credit Agreement and the Guaranty and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of the First Amendment. Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

     Dated as of the 1st day of May, 2002

CAPITAL AUTOMOTIVE REIT, a Maryland real estate trust

By: /s/ Peter C. Staaf

Its: Senior Vice President and Treasurer